EXHIBIT 10.(a)



                          STOCK SUBSCRIPTION AGREEMENT


         STOCK SUBSCRIPTION AGREEMENT dated as of October 21, 1998, between Guardian International, Inc., a Nevada corporation (the "Company"), and Westar Security, Inc., a Kansas corporation (the "Purchaser").


                                    RECITALS

         1. Westar Capital, Inc., a Kansas corporation ("Westar Capital") and affiliate of the Purchaser, acquired 2,500,000 shares (the "Acquired Common Stock") of the Company's Class A Voting Common Stock, $.001 par value per share (the "Common Stock") and 1,875,000 shares of the Company's Series A 9 3/4% Convertible Cumulative Preferred Stock, $.001 par value per share (the "Series A Preferred Stock"), pursuant to the Stock Subscription Agreement dated as of October 14, 1997 between Westar Capital and the Company (the "Prior Subscription Agreement"). On November 24, 1997, Westar Capital assigned its rights and obligations under the Prior Subscription Agreement, and all of its right, title and interest in and to the Acquired Common Stock and Series A Preferred Stock, to the Purchaser. The Purchaser later acquired 1,600,000 shares of Series B 10 1/2% Convertible Cumulative Preferred Stock, $.001 par value per share (the "Series B Preferred Stock") pursuant to the Stock Subscription Agreement dated as of February 23, 1998 between the Company and the Purchaser. To date, the Company has issued 162,132 shares of Series A Preferred Stock as PIK dividends on the Series A Preferred Stock and 104,232 shares of Series B Preferred Stock as PIK dividends on the Series B Preferred Stock (collectively, the "PIK Shares"). From time to time, the Purchaser has acquired in the open market, and as of the date hereof currently owns, an aggregate of 480,000 shares of Common Stock (the "Open Market Common Stock"). Collectively, the Open Market Common Stock, the Acquired Common Stock, the Series A Preferred Stock, the Series B Preferred Stock and the PIK Shares are hereinafter collectively referred to as the "Exchange Securities."

         2. The Purchaser desires to acquire from the Company, and the Company wishes to sell to the Purchaser, a series of redeemable preferred stock to be issued by the Company in exchange for the Exchange Securities, on the terms and conditions set forth below.

         3. In addition, the Purchaser desires to acquire from the Company, and the Company wishes to sell to the Purchaser, a series of convertible preferred stock to be issued by the Company for cash, on the terms and conditions set forth below.

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                                    AGREEMENT

         1.       AUTHORIZATION OF SECURITIES; PURCHASE PRICE.

         1.1 REDEEMABLE PREFERRED STOCK. The Company has authorized the issuance and sale to the Purchaser of 16,397 shares of Series C 7.00% Redeemable Cumulative Preferred Stock, par value $.001 per share (the "Redeemable Preferred"), for the surrender to the Company for cancellation of the Exchange Securities. The Redeemable Preferred will have the terms and conditions set forth in the Certificate of Designations attached hereto as EXHIBIT A (the "Redeemable Preferred Certificate of Designations").

         1.2 CONVERTIBLE PREFERRED STOCK. The Company has authorized the issuance and sale to the Purchaser of 10,000 shares of Series D 6.00% Convertible Cumulative Preferred Stock, par value $.001 per share (the "Convertible Preferred" and together with the Redeemable Preferred, the "Preferred Shares"), for an aggregate cash purchase price of $10,000,000 (the "Cash Consideration"). The Convertible Preferred will have the terms and conditions set forth in the Certificate of Designations attached hereto as EXHIBIT B (the "Convertible Preferred Certificate of Designations," and together with the Redeemable Preferred Certificate of Designations, the "Certificates of Designations").

         2. CLOSING. The Company will sell to the Purchaser and, subject to the terms and conditions hereof, the Purchaser will purchase from the Company, at the closing provided for in this Section 2, the Preferred Shares. The closing of the sale and purchase of the Preferred Shares (the "Closing") shall take place on the date hereof at the offices of the Company at 3880 N. 28th Terrace, Hollywood, Florida, 33020 or by mail if the parties agree, unless otherwise agreed between the Purchaser and the Company. At the Closing, the Company will deliver to the Purchaser one or more stock certificates (as the Purchaser may designate), each dated the date of the Closing (the "Closing Date") and duly registered in the Purchaser's name (or in the name of any nominee the Purchaser designates to hold the Preferred Shares for its account), representing (i) the Redeemable Preferred against the surrender for cancellation to the Company of all certificates representing the Exchange Securities together with stock powers duly executed in blank, and (ii) the Convertible Preferred against the receipt of the Cash Consideration from the Purchaser by wire transfer of immediately available funds payable to the Company.

         3. DELIVERIES AT CLOSING.

         3.1 OPINIONS OF COUNSEL. The Purchaser shall have received an opinion from Steel Hector & Davis LLP, counsel to the Company, dated the Closing Date and substantially in the form of EXHIBIT C, and an opinion from Lionel Sawyer & Collins, Nevada counsel to the Company, dated the Closing Date in the form of EXHIBIT D. The Company shall have received an opinion from Richard D. Terrill, Esq. and Renee T. Kingsley, Esq., counsel to the Purchaser, dated the Closing Date and substantially in the form of EXHIBIT E.

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         3.2 WAIVERS AND CONSENTS. All waivers and consents required to be obtained by the Company in connection with the Closing shall be satisfactory in substance and form to the Purchaser, including but not limited to the consent of Heller Financial, Inc. ("Heller").

         3.3 CORPORATE ACTION.

                  a. The Company shall have delivered to the Purchaser certified copies of (a) the resolutions duly adopted by an independent committee (the "Independent Committee") of the board of directors of the Company (the "Board of Directors") comprised of directors who shall not be officers or employees of the Company or its affiliates or of the Purchaser or its affiliates or related by blood or marriage to or affiliated with any of Harold Ginsburg, Sheilah Ginsburg, Richard Ginsburg or Rhonda Ginsburg (collectively, the "Ginsburgs") and by the full board of directors of the Company authorizing the execution, delivery and performance of this Agreement, the issuance and sale of the Preferred Shares, the reservation for issuance upon conversion of the Convertible Preferred of an aggregate of 6,000,000 shares of Common Stock, and the consummation of all other transactions contemplated by this Agreement, (b) the Articles of Incorporation (the "Articles") and Bylaws of the Company, each as amended to date, (c) a certificate executed by an officer of the Company confirming the incumbency of the Company's officers and (d) such other items as reasonably requested by the Purchaser or its counsel.

                  b. The Purchaser shall have delivered to the Company a secretary's certificate confirming the authority of John W. Hesse, Secretary/Treasurer of the Purchaser, to execute and deliver this Agreement, all the agreements referenced herein and any instrument required to consummate the sale and purchase of the Preferred Shares.

         3.4 CERTIFICATES OF DESIGNATIONS. The Certificates of Designations shall have been filed with the Secretary of State of the State of Nevada and shall be in full force and effect under the laws of such state.

         3.5 SURRENDER AND CANCELLATION OF EXCHANGE SECURITIES. The Purchaser shall surrender for cancellation to the Company all certificates representing the Exchange Securities, along with stock powers duly executed in blank. The Certificate of Amendment to the Articles reflecting the cancellation of the Series A Preferred Stock, the Series B Preferred Stock and the PIK Shares shall be filed with the Secretary of State of the State of Nevada and shall be in full force and effect under the laws of such state.

         3.6 FAIRNESS OPINION. Raymond James & Associates, Inc. shall have delivered a fairness opinion stating that the transactions contemplated hereby are fair from a financial point of view to the shareholders of the Company. The Company shall bear all costs associated with such fairness opinion.

         3.7 OTHER AGREEMENTS.

                  (a) The Stockholders Agreement attached hereto as EXHIBIT F (the "Stockholders Agreement") shall have been executed and delivered by the Company, the Ginsburgs and the

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Purchaser, and the Stockholders Agreement dated as of October 21, 1997 by and among the Company, Westar Capital and the Ginsburgs shall have been terminated and of no further force and effect.

                  (b) The Registration Rights Agreement attached hereto as EXHIBIT G (the "Registration Rights Agreement") shall have been executed and delivered by the Company and the Purchaser, and the Registration Rights Agreement dated October 21, 1997 between the Company and Westar Capital, as amended by the Amendment to Registration Rights Agreement dated as of February 23, 1998, shall have been terminated and of no further force and effect.

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants that:

         4.1 ORGANIZATION; GOOD STANDING; VALID AND BINDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into this Agreement, to issue and sell the Preferred Shares, and to carry out the terms hereof. Each of the Company's subsidiaries is duly organized, validly existing and in good standing under the laws of its state of incorporation. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes qualification necessary, except where failure to so qualify would not individually or in the aggregate have a material adverse effect on the business, assets, liabilities, prospects, results of operations or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole ("Material Adverse Effect"). The execution, delivery and performance of this Agreement, the Stockholders Agreement, the Registration Rights Agreement and all other agreements contemplated hereby to which the Company is a party have been duly authorized by the Company. Each of such agreements has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, liquidation, moratorium, receivership, conservatorship, readjustment of debts, fraudulent conveyance or similar laws affecting the enforcement of creditors rights generally and general equitable principles. The Preferred Shares have been duly authorized, and when issued as contemplated by the Agreement, will be validly issued, fully paid, non-assessable and entitled to the rights and privileges of the applicable Certificate of Designations relating thereto. When shares of Common Stock shall be issued pursuant to the terms of the Convertible Preferred Certificate of Designations, such shares shall be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock.

         4.2 INFORMATION FURNISHED; BUSINESS. The Company has furnished the Purchaser with true and complete copies of (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, as amended to date, (b) any and all of the Company's Current Reports on Form 8-K which have been filed with the Securities and Exchange Commission ("SEC") since December 31, 1997, (c) the Company's Quarterly Reports on Form

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10-QSB for the quarters ended March 31, 1998 and June 30, 1998, as amended to date, (d) unaudited financial statements for the quarter ended September 30, 1998 and (e) all other reports and documents filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 1, 1998 (collectively, "SEC Documents"). The financial statements contained in the SEC Documents have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as stated in the notes thereto), and present fairly (consisting, in the case of unaudited statements, only of normal recurring adjustments) the financial condition of the Company as of their respective dates and the results of operations and cash flows for the respective periods. Except as disclosed in the SEC Documents or as set forth on Schedule 4.2, since January 1, 1998 there has been no Material Adverse Effect. Since January 1, 1998, the Company has made all filings required to be made in compliance with the Exchange Act, and such filings, as modified by subsequent reports filed pursuant to the Exchange Act conformed in all material respects to the requirements of the Exchange Act, and the rules and regulations of the SEC thereunder, and such filings did not contain any untrue statement of a material fact and did not omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were made as of their respective dates of filing.

         4.3 LITIGATION. Except as disclosed on Schedule 4.3, there are no actions, proceedings or investigations nor any judgment, decree, injunction, rule, or order pending or threatened to which the Company or any of its subsidiaries is a party or which question or affect the validity of this Agreement, the Preferred Shares or any action taken or to be taken pursuant hereto, or which might have, either in any case or in the aggregate, a Material Adverse Effect, or in any liabilities on the part of the Company which, either in any case or in the aggregate, are or might be material and which liabilities have not been disclosed in the notes to the Company's financial statements contained in the SEC Documents and adequately reserved for on the Company's balance sheet at September 30, 1998.

         4.4 COMPLIANCE WITH OTHER INSTRUMENTS. Except for consents and approvals required to be obtained as set forth on Schedule 4.4, the execution, delivery and performance of this Agreement, the Stockholders Agreement, the Registration Rights Agreement and the other agreements contemplated hereby, the issuance of the Preferred Shares and the application of proceeds from the sale of the Convertible Preferred do not and will not result in any violation of or be in conflict with or constitute (with or without due notice or lapse of time or both) a default or result in an adverse event under any term of the Articles of Incorporation, as amended (the "Charter"), or By-Laws of the Company or its subsidiaries, or of any material agreement, instrument, obligation, license, judgment, decree, order, statute, rule or governmental regulation applicable to the Company or its subsidiaries, its assets or properties or result in the imposition or creation of any lien or encumbrance upon any asset or property of the Company or its subsidiaries. The Company is not in violation of any term of its Charter or By-Laws, or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation which is material to the business, operations, prospects or affairs of the Company or its subsidiaries.

         4.5 GOVERNMENTAL CONSENTS. Except for such consents, approvals, authorizations, registrations or qualifications as are set forth on Schedule 4.5, neither the Company nor any of its

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subsidiaries is or will be required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any governmental authority as a condition precedent to the valid execution and delivery of this Agreement and the other agreements contemplated hereby, and the valid offer, issue and delivery of the Preferred Shares, including Blue Sky laws. Schedule
4.5 correctly sets forth the names and jurisdictions of domicile of each subsidiary of the Company.

         4.6 CAPITAL STOCK. Schedule 4.6 correctly describes each class of the authorized capital stock of the Company on the date hereof after giving effect to the transactions contemplated hereby, including, as to each such class, the number of shares thereof authorized and the number of shares thereof issued and outstanding. Except as disclosed on schedule 4.6, all of the outstanding shares of the Company are validly authorized and issued and outstanding, fully paid and non-assessable and free of preemptive rights. The Company and its subsidiaries do not have any outstanding securities convertible into or exchangeable for capital stock and no outstanding options, warrants or other rights to subscribe for or purchase, or agreements for the purchase from or the issue or sale by the Company or its subsidiaries of, capital stock, other than as set forth in such
Schedule 4.6, which correctly describes each such security, right or agreement and the number of shares subject thereto, whether or not reserved for on the books of the Company. Schedule 4.6 also sets forth all shares of capital stock reserved or required for issuance pursuant to any employee benefit, stock option or other similar plan.

         4.7 DISCLOSURE. There is no fact known to the Company which materially adversely affects the business, operations, affairs, prospects, properties, assets or condition of the Company which has not been set forth in this Agreement or in the schedules attached hereto. No representation or warranty contained in this Agreement, the other agreements contemplated hereby, or the Schedules hereto or thereto, or any officer's certificate furnished hereunder or thereunder, at the date hereof, or at the Closing Date, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the SEC Documents or as set forth on the Schedules attached hereto, since September 30, 1998, the Company has conducted its business in the ordinary course consistent with past practices in all material respects.

         4.9 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on Schedule
4.9 and in the SEC Documents, and except for liabilities incurred after September 30, 1998 in the ordinary course of business and consistent with past practices, the Company does not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto).

         4.10 NO DEFAULT. Except as set forth on Schedule 4.10 hereto, neither the Company nor any of its subsidiaries is in violation, breach of, or default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation, breach of, or default under) any term, condition or provision of (i) any material note, bond, mortgage, deed of trust, security interests, indenture, license, contract, agreement, plan or other instrument or obligation to which the Company or any such subsidiary is a party or by which the Company or any such

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subsidiary or any of their respective properties or assets may be bound or affected, (ii) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any subsidiary of the Company or any of their respective properties or assets or (iii) any registration, license, permit or other consent or approval of any governmental agency, except in each case for breaches, defaults or violations which would not individually or in the aggregate have a material adverse effect on the business, assets, liabilities, results of operations or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole.

         4.11 NO GENERAL SOLICITATION. The Preferred Shares have not been offered or sold by any form of general solicitation or general advertising which would result in the violation of the federal securities laws or any applicable state securities laws.

         5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants that:

         5.1 NO DISTRIBUTION. The Purchaser is acquiring the Preferred Shares for its own account with the present intention of holding such securities for purposes of investment, and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws. The Purchaser understands that the Preferred Shares are "restricted securities" as defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and have not been registered pursuant to the provisions of the Securities Act, in as much as the proposed purchase of the Preferred Shares is taking place in a transaction not involving any public offering.

         5.2 SOPHISTICATION. The Purchaser is knowledgeable, experienced and sophisticated in financial and business matters and is able to evaluate the risks and benefits of the investment in the Preferred Shares.

         5.3 ECONOMIC RISK. The Purchaser is able to bear the economic risk of its investment in the Preferred Shares for an indefinite period of time because the Preferred Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

         5.4 ACCESS TO INFORMATION. The Purchaser has been furnished or otherwise had full access to such other information concerning the Company and its subsidiaries as it has requested and that was necessary to enable the Purchaser to evaluate the merits and risks of an investment in the Company, and after a review of this information, has had an opportunity to ask questions and receive answers concerning the financial condition and business of the Company and the terms and conditions of the securities purchased hereunder, and has had access to and has obtained such additional information concerning the Company and the securities as it deemed necessary. The Purchaser has carefully reviewed the information furnished pursuant to Section 4.2.

         5.5 ACCREDITED INVESTOR. The Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

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         5.6      RESTRICTIVE LEGEND.

                  a. The Purchaser understands that the certificate(s) representing the Preferred Shares (and any Common Stock issued upon conversion of the Convertible Preferred or as dividends on the Preferred Shares) will bear a restrictive legend thereon (the "Restrictive Legend") as follows:

         "The securities represented by this certificate have been acquired directly or indirectly from the Company without being registered under the Securities Act of 1933, as amended (the "Act"), or any other applicable securities laws, and are restricted securities as that term is defined under Rule 144 promulgated under the Act. These securities may not be sold, pledged, transferred, distributed or otherwise disposed of in any manner unless they are registered under the Act and all other applicable securities laws, or unless the request for transfer is accompanied by a favorable opinion of counsel, reasonably satisfactory to the Company, stating that the transfer will not result in a violation of the Act and all other applicable state securities law."

                  b. REMOVAL OF RESTRICTIVE LEGEND. Subject to the provisions of the Stockholders Agreement and this Section 5.6(b), Preferred Shares are transferable in (i) a public offering registered under the Securities Act (a "Public Offering"), (ii) in a transaction pursuant to Rule 144, or (iii) any other legally available means of transfer under federal and state securities laws. In connection with the transfer of any Preferred Shares pursuant to subsections (ii) and (iii) above, a holder must first satisfy the following conditions: (i) delivery of written notice to the Company describing in reasonable detail the transfer or proposed transfer, (ii) together with a favorable opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities laws matters stating that the transfer will not result in a violation of the Act and all other applicable state securities law and that such transfer of Preferred Shares may be effected without registration of such Preferred Shares under the Securities Act. Upon satisfaction of such conditions to the reasonable satisfaction of the Company, the holder shall submit certificates representing the number of Preferred Shares to be so transferred to the Company and the Company shall reissue certificates for such Preferred Shares without the Restrictive Legend.

         5.7 ADDITIONAL PURCHASER REPRESENTATIONS. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The execution, delivery and performance of this Agreement, the Stockholders Agreement, the Registration Rights Agreement and all other agreements contemplated hereby to which such Purchaser is a party have been duly authorized by the Purchaser. Each of such agreements constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, liquidation, moratorium, receivership, conservatorship, readjustment of debts, fraudulent conveyance or similar laws affecting the enforcement of creditors rights generally and general equitable principles. The Purchaser has made or obtained all material third party and governmental filings, consents and approvals to be made or obtained prior to the Closing by the Purchaser in connection with the consummation of

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the transactions hereunder. The execution and delivery by the Purchaser of the
Agreement and the fulfillment of and compliance with the respective terms thereof by the Purchaser do not and shall not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under or (c) result in a violation of the organizational documents of the Purchaser or any material agreement or instrument to which Purchaser is subject.

         5.8 REPRESENTATIONS REGARDING EXCHANGE SECURITIES. The Purchaser has good and marketable title to the Exchange Securities, free and clear of all liens, encumbrances, claims, options or other agreements.

         6. INDEMNIFICATION.

         6.1 INDEMNIFICATION BY THE COMPANY. In addition to all other sums due hereunder or provided for in this Agreement and any other rights and remedies available to Purchaser under applicable law, the Company agrees to hold harmless and indemnify the Purchaser and all directors, officers and controlling persons of the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (individually referred to as an "Indemnified Person") from and against any losses, claims, damages, costs and expenses, and liabilities (including attorneys' fees and expenses of investigation) incurred by each Indemnified Person pursuant to any action, suit, proceeding or investigation against any one or more of the Company and such Indemnified Person, and arising out of or in connection with a breach by the Company of any agreement, representation, warranty, covenant or obligation contained in this Agreement and any and all costs and expenses incurred by any Indemnified Person in connection with the enforcement of its rights under this Agreement and the other agreements contemplated hereby. The Company further agrees, promptly upon demand by an Indemnified Person, from time to time, to reimburse each Indemnified Person for, or pay, any loss, claim, damage, liability or expense as to which the Company has indemnified the Indemnified Person pursuant to this Agreement.

         6.2 INDEMNIFICATION BY THE PURCHASER. In addition to all other sums due hereunder or provided for in this Agreement, the Purchaser agrees to hold harmless and indemnify the Company and all directors, officers and controlling persons of the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (individually referred to as an "Indemnified Person") from and against any losses, claims, damages, costs and expenses and liabilities (including attorneys' fees and expenses of investigation) incurred by each Indemnified Person pursuant to any action, suit, proceeding or investigation against any one or more of the Purchaser and such Indemnified Person, and arising out of or in connection with a breach by the Purchaser of any agreement, representation, warranty, covenant or obligation contained in this Agreement and any and all costs and expenses incurred by any Indemnified Person in connection with the enforcement of its rights under this Agreement. The Purchaser further agrees, promptly upon demand by an Indemnified Person, from time to time, to reimburse each Indemnified Person for, or pay, any loss, claim, damage, liability or expense as to which the Purchaser has indemnified the Indemnified Person pursuant to this Agreement.

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         6.3 PROCEDURE. Each Indemnified Person agrees to give prompt written notice to the indemnifying party after the receipt by the Indemnified Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Indemnified Person will claim indemnification or contribution pursuant to this Agreement, provided that the failure of any Indemnified Person to give notice shall not relieve the indemnifying party of its obligations except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the defense thereof unless (i) in the reasonable opinion of counsel for the indemnified party a conflict or potential conflict of interest exists between the indemnified party and indemnifying party, (ii) the indemnified party reasonably objects to such assumption on the basis that there may be defenses available to it which are different from or in addition to the defenses available to the indemnifying party, (iii) the indemnifying party has failed to timely assume the defense of any such action or proceeding or (iv) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action, in the sole discretion of the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who elects not to assume the defense of an action or where a potential conflict of interest or other defenses may able available, shall not be obligated to pay the fees and expenses of more than one national counsel and any local counsel where appropriate for all parties indemnified by such indemnifying party with respect to such action, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action. Cost and expenses incurred by the indemnified party shall be reimbursed, from time to time, by the indemnifying party as and when bills are received or expenses are incurred.

         6.4 GROSS UP. Any payment required to be made under this Section 6 shall be increased so that the net amount retained by the Indemnified Person, after deduction of any federal, state, local or foreign tax due thereon (assuming a maximum effective total statutory tax rate), shall be equal to the amount otherwise due.

         7. EXCHANGE AND REPLACEMENT OF SECURITIES. Upon surrender of any Preferred Share certificate by the Purchaser for exchange at the office of the Company, the Company, at its expense (exclusive of applicable transfer taxes or other similar taxes), will issue or cause to be issued, in exchange, a new Preferred Share certificate in such denominations as may be requested for the same number of Preferred Shares and registered as the Purchaser may request. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Share certificate, upon delivery of a written agreement of indemnity reasonably satisfactory to the Company in form or amount, or, in the case of any such mutilation upon

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surrender and cancellation thereof, the Company, at its expense, will issue or cause to be issued a new Preferred Share certificate in replacement of such lost, stolen, destroyed or mutilated Preferred Share certificate.

         8. SURVIVAL. All agreements, representations and warranties contained herein or made in writing by or on behalf of the Company or by or on behalf of the Purchaser in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, all investigations made by Purchaser or on Purchaser's behalf, and the issuance and delivery of the Preferred Shares.

         9. NO BROKER. Each party hereto represents and warrants that it has incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         10. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if hand delivered or sent by first class registered or certified mail (return receipt requested), postage prepaid, to the respective addresses of the Company and the Purchaser set forth below, unless subsequently changed by written notice. Any notice shall be deemed to be effective when it is received.

         To the Purchaser:

                  Westar Security, Inc.
                  6225 N. State Hwy 161, Ste. 400
                  Irving, Texas 75038
                  Attention: Chief Financial Officer
                  Phone: 972-916-6044
                  Fax: 972-916-6698

         With a copy to:

                  Renee T. Kingsley, Esq.
                  Protection One, Inc.
                  6225 N. State Hwy 161, Ste. 400
                  Irving, Texas 75038
                  Phone: 972-916-6142
                  Fax: 972-916-6699

         To the Company:

                  Guardian International, Inc.
                  3880 North 28th Terrace
                  Hollywood, Florida 33020-1118
                  Attention:  Richard Ginsburg, President and
                              Chief Executive Officer
                  Phone:  954-926-5200
                  Fax:  954-926-1822

         With a copy to:

                  Harvey Goldman, Esq.
                  Steel Hector & Davis LLP
                  200 South Biscayne Boulevard
                  41st Floor
                  Miami, FL  33131-2398
                  Phone:  305-577-7011
                  Fax:  305-577-7001


         11. COSTS AND EXPENSES. Whether or not the transactions contemplated hereby close, each party will bear its own costs and expenses for due diligence and for the preparation and negotiation of this Agreement and the other agreements contemplated hereby. The Company agrees to pay, or cause to be paid, all documentary and similar taxes levied under the laws of the United States of America or any state or local taxing authority thereof or therein in connection with the issuance and sale of the Preferred Shares and the execution and delivery of the other documents contemplated hereby and any modification of any of such documents and will hold the Purchaser harmless without limitation as to time against any and all liabilities with respect to all such taxes.

         12. MUTUAL COVENANTS. Each of the Company and Purchaser agrees to promptly use its best efforts to secure such consents as may be necessary to effect the transactions contemplated hereunder.

         13. PRESS RELEASES. Simultaneously with the execution of this Agreement, the parties hereto shall issue a press release in mutually acceptable form (the "Press Release"). The parties hereto agree to consult with each other prior to the release of any other press release regarding the transactions contemplated herein, and no such other press release shall be made unless it is mutually acceptable to the parties hereto, provided, however, that information may be released in a press release without the prior approval of the other party only if and only to the extent, in the reasonable opinion of legal counsel to the releasing party, that the release of such information in a press release is required by law. In any such event, the non-releasing party shall receive no less than 24 hours prior written notice of the release of any such information (which notice shall contain the language to be released).

         14. ASSIGNMENT, SUCCESSORS AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement, and any assignment will be null and void, without the prior written consent of the other party, except that the Purchaser may assign any of its rights under this Agreement to any "affiliate" of the Purchaser as defined in Regulation D promulgated under the Securities Act of 1933, as amended. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         15. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. In the event any provision of this Agreement shall be held invalid, the parties agree to enter into such further agreements as may be necessary in order to carry out the intent and purposes of the parties herein.

         16. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Florida without regard to conflicts of law principles thereunder.

         17. ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may be not amended except by a written agreement executed by the party to be charged with the Amendment.

         18. WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor the delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by any party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of an obligation of such party or of the right of the party giving such notice or demand to take further notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         19. SECTION HEADINGS; COUNTERPARTS. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         20. DISPUTE RESOLUTION. Any dispute arising from, relating to, or in connection with the matters contained herein shall be resolved in accordance with procedures set forth in Exhibit H hereto.

         21. USE OF PROCEEDS. The Company agrees that it will use the Cash Consideration for the following purposes: (i) repayment of amounts due and owing from time to time to Heller pursuant to the Second Amended and Restated Loan and Security Agreement with Heller dated as of February 23, 1998; (ii) for working capital purposes; (iii) for acquisitions, whether of accounts, assets or of other companies; and (iv) for the repurchase by the Company in the open market of Common Stock from time to time as market conditions warrant within the sole discretion of the Independent Committee; provided, however, that the Board of Directors shall have full and unfettered discretion as to the timing and amount of such use of proceeds, and provided, further, however, that in no event shall in excess of 10% of the cash proceeds (i) from the issuance of the Convertible Preferred Stock pursuant to this Agreement, or (ii) from issuances in the future of additional shares of the series of Convertible Preferred Stock, be used for open market purchases described in subsection (iv) above.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf as of the date first written above.


GUARDIAN INTERNATIONAL, INC.


By:/S/ RICHARD GINSBURG
   ---------------------------------------
     Richard Ginsburg,
     President and Chief Executive Officer


WESTAR SECURITY, INC.


By:/S/ JOHN W. HESSE
   ---------------------------------------
Name:JOHN W. HESSE
------------------------------------------
Its:
    --------------------------------------